UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2009

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360-2362 (Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 22, 2009, the Board of Directors of Teledyne Technologies Incorporated (“Teledyne”) authorized management on behalf of Teledyne to enter into individual Indemnification Agreements with directors and certain officers and executives of Teledyne, including the named executive officers identified in Teledyne’s 2009 Proxy Statement. The Indemnification Agreements will provide the directors and executives who are to be parties to the Agreements with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The description of the terms of the Indemnification Agreement is qualified by the form of Indemnification Agreement, which is attached to this filing as Exhibit 10.1 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
At Teledyne’s 2009 Annual Meeting held on April 22, 2009, Robert P. Bozzone resigned from Teledyne’s Board of Directors in accordance with Teledyne’s Directors’ Retirement Policy, which generally requires directors to retire at the Annual Meeting following their 75th birthday. With Mr. Bozzone’s retirement the number of Directors has been reduced to, and fixed at, nine.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Form of Indemnification Agreement for Directors and Officers.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer
Dated April 23, 2009

EXHIBIT INDEX
Description

Exhibit 10.1	Form of Indemnification Agreement for Directors and Officers.